As filed with the Securities and Exchange Commission on June 14, 2004

Registration No. 33-78060

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1598552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

212 North Main Street

Bowling Green, Virginia 22427

(804) 633-5031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Peter A. Seitz, Esq.

Executive Vice President and General Counsel

Union Bankshares Corporation

212 North Main Street

Bowling Green, Virginia 22427

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PROSPECTUS

UNION BANKSHARES CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of Union Bankshares Corporation (the “Company”) provides you with a simple and cost effective method of investing cash dividends in additional shares of Union Bankshares common stock without fees of any kind and at a 5% discount from the market price. It also provides the means to purchase additional shares of Union Bankshares stock directly from the Company without fees of any kind and at the market price through optional monthly cash contributions, either taken directly from your bank account at one of the Company’s affiliates or by check sent directly to the Plan Administrator. Any shareholder of record is eligible to participate in the Plan.

You may enroll in the Plan by completing an authorization form and returning it to the Plan Administrator.

We have appointed our stock transfer agent, Registrar and Transfer Company, to serve as the Plan Administrator.

Our common stock is traded on the Nasdaq National Market under the symbol “UBSH.” Shares for the Plan will generally be purchased directly from Union Bankshares from our authorized but unissued shares, but may also include shares of our common stock purchased by the Plan Administrator on the open market.

We suggest that you retain this prospectus for future reference.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2004

SUMMARY OF THE PLAN

Who Can Participate

All shareholders of Union Bankshares who have shares of our common stock registered in their own name are eligible to participate in the Plan. If your Union Bankshares stock is registered in the name of a nominee (for example, a bank, broker, or trustee), you must first become a holder of record by having your shares transferred into your name to participate in the Plan.

Investing in Union Bankshares

The Plan provides a simple and cost effective method for increasing your ownership in Union Bankshares. The Plan offers the following benefits:

•	You may reinvest the cash dividends on your Union Bankshares stock to purchase additional shares with no brokerage fees or other costs to you and at a 5% discount from the current market price;

•	You may make regular monthly purchases (at market prices) in installments of as little as $25 per month ($5,000 maximum per month), automatically deducted from your designated account with any of our affiliate banks (hereinafter referred to as the “Automatic Monthly Purchases”);

•	You may make optional purchases (at market prices) of additional shares at any time of as little as $25 or as much as $5,000, taking into account any Automatic Monthly Purchases made by you for the same month (hereinafter referred to as the “Optional Monthly Purchases”);

•	You may deposit your existing Union Bankshares stock certificates for safekeeping with the Plan Administrator; and

•	You may sell all or some of your shares held in the Plan.

Dividends will be reinvested on all shares registered in your name at the time of enrollment, plus all shares that may be subsequently purchased and designated by you to be included in the Plan.

Because the amount of your reinvested dividends, your Automatic Monthly Purchases or your Optional Monthly Purchases will seldom equal an amount that will purchase an exact number of shares, purchases for your account will normally include a fractional share. These fractional shares will earn proportional dividend income the same as full shares.

Separate certificates for shares purchased through the Plan will not be issued to you. The shares you acquire through the Plan will be maintained in your Plan account for safekeeping by the Plan Administrator in book entry form. This feature of the Plan protects against loss, theft or destruction of your stock certificates. You will also receive a statement detailing year-to-date account activity at the end of any month in which there was activity in your account.

Open an Account with a Union Bankshares Affiliate

If you wish to participate in the Automatic Monthly Purchases feature of the Plan and do not already have an account with one of our affiliate banks, you will need to open a checking or other transactional account with one of them. Our affiliate banks are Union Bank & Trust Company, Northern Neck State Bank, Rappahannock National Bank, Guaranty Bank and Bank of Williamsburg. Please visit one of our banking offices to open an account. Call us at (804) 333-4066 for the banking office closest to you, or for additional information concerning the various depository products and services we offer.

How to Enroll in the Plan

To enroll in the Plan, you must complete and sign the enclosed enrollment form and return it to the Plan Administrator at the following address: Registrar and Transfer Company, Direct Purchase/DRP Department, P.O. Box 664, Cranford, NJ 07016-3572 (tele: (800) 368-5948 and fax: (908) 497-2320) or by e-mail at www.rtco.com. Questions concerning the Plan and requests for additional copies of this prospectus and the enrollment form should be directed to the Plan Administrator.

Participation will begin with the next dividend after the enrollment form is received, provided it is received prior to that dividend record date. We normally pay dividends on or about May 1st and November 1st of each year, and the dividend record date is generally 15 days before these dates.

Upon enrollment, participation continues automatically until terminated by you.

How to Reinvest Cash Dividends

We will deliver to the Plan Administrator the cash dividends on your shares of Union Bankshares stock that are included in the Plan. The Plan Administrator will then promptly apply those dividends, combined with those of other participants, to the purchase of shares of our common stock.

The source of shares of our common stock to be purchased under the Plan generally will be authorized but unissued shares, but also may include shares of our common stock purchased directly by the Plan Administrator on the open market.

The purchase price of shares purchased by the Plan Administrator with your cash dividends on your behalf will be 95% of the stock’s market value. The price of shares purchased directly from us will be based on the average of the closing prices of the shares as quoted on the Nasdaq National Market for the five trading days immediately preceding the dividend payment date. For shares purchased on the open market, the price will be based on the actual purchase prices paid by the Plan Administrator less the 5% discount.

All shares purchased with your cash dividends will be credited to your Plan account. Shares that accumulate in your account will earn dividends, and these cash dividends also will be automatically reinvested.

How to Make Stock Purchases

Automatic Monthly Purchases from Your Union Bankshares Affiliate Account: The bank account you designate will be deducted directly on a monthly basis to purchase Union Bankshares stock through the Plan. To initiate direct deduction, merely complete the “Automatic Investment” portion of the enrollment form. The minimum cash investment is $25 per month, and the maximum monthly investment amount is $5,000. Deductions from your account will be processed on the 18th (or next business day) of each month (the “Automatic Purchases Date”). The amount of the direct deduction authorized by you may only be changed in writing, signed by you and sent to the Plan Administrator. The first deduction from your bank account will occur in connection with the first Automatic Purchases Date after the completion of your enrollment in the Plan.

Optional Monthly Purchases: If you wish to purchase additional shares, you may also do so by sending a personal check drawn on a U.S. bank (in U.S. dollars) payable to the Plan Administrator, subject to the minimum and maximum investment amounts indicated above.

At present, there are no fees charged for the Automatic Monthly Purchases or the Optional Monthly Purchases.

Initial and ongoing Automatic Monthly Purchases and Optional Monthly Purchases will be made on the 21st (or the next business day) of each month. No interest will be paid on amounts held by the Plan Administrator pending investment.

How to Deposit Certificates for Safekeeping

Although shares of Union Bankshares stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form, you may elect to deposit your existing Union Bankshares stock certificates into your Plan account as a safeguard against loss or theft or to facilitate your recordkeeping. There is no charge to deposit certificates.

The certificates to be deposited, together with the bottom part of the account statement, should be sent by registered mail to the Plan Administrator and insured for 1½% of the market value of the shares. This is the approximate cost of the insurance required to replace the certificates should they be lost in the mail. Do not endorse the certificates or complete the assignment section.

Dividends on all shares represented by certificates held by the Plan Administrator for safekeeping will be reinvested.

How to Sell Shares Held in the Plan

You can sell your shares of common stock held under the Plan in either of two ways. First, you may request a certificate(s) for your full shares and arrange for the sale of these shares through a broker-dealer of your choice. The Plan Administrator will send you a check for any fractional shares held in your account. The price for the fractional shares may be determined by the Plan Administrator by either: a) selling shares on the open market through an unaffiliated, registered broker-dealer; or b) by using the closing price of the common stock on any listing exchange or as quoted by a registered broker-dealer on the date the request is processed.

Alternatively, you may request that the Plan Administrator sell for you some or all of your shares held by the Plan. The Plan Administrator will sell shares for you through a registered broker-dealer selected by the Plan Administrator in its sole discretion. All broker-dealers used by the Plan Administrator for these sales will be independent of, and not affiliated with, the Plan Administrator. If you request that the Plan Administrator arrange for the sale of your shares, you will be charged a $15.00 processing fee plus the brokerage commissions, if any, by the broker-dealer selected by the Plan Administrator. The amount of the commission will vary depending on the broker-dealer selected by the Plan Administrator. The processing fee, commission and any other costs of sale will be deducted from the cash proceeds paid to you. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sale price of all shares sold, less your prorate share of brokerage commissions and other costs of sale. If the proceeds of the sale are insufficient to cover the transaction fee, you will not receive a check, but you will not be billed any additional amount. Participants cannot set any price limits or any other conditions on or restrictions of sale.

If all shares held for you in the Plan are sold, your Plan participation will be terminated.

The Plan Administrator

We have appointed Registrar and Transfer Company to administer the Plan and act as agent for the participants (the “Plan Administrator”). The Plan Administrator will purchase and hold shares of stock for Plan participants, keep records, send account statements, and perform other duties required by the Plan.

Questions about the Plan should be directed to the Plan Administrator at the following address or telephone number:

Registrar and Transfer Company

Direct Purchase/DRP Department

P.O. Box 664

Cranford, NJ 07016-3572

Telephone: (800) 368-5948

Facsimile:  (908) 497-2320

Website Address: www.rtco.com

Please include your daytime telephone number with all correspondence.

Tracking Your Investments

You will receive a statement detailing year-to-date account activity at the end of any month in which there was activity in your account. You will also receive a statement at year-end detailing all activity during that calendar year. Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

The Plan Administrator will provide Internet access to your Plan account information through its Investor Relations Internet Service (“IRIS”). The information available through this online service will include your current holdings in the Plan, dividend reinvestment details and certain additional information. The online service will also include information about your other holdings of Union Bankshares stock registered in your name. You may obtain an IRIS user ID and PIN through the Plan Administrator’s website at www.rtco.com after your enrollment in the Plan has been completed.

You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

How to Request a Certificate

You may request a certificate for some or all of the whole shares held in the Plan. The request for issuance of a stock certificate can be made using the bottom portion of the account statement. There is no fee to you to issue a certificate. If all whole shares held in the account are requested, the account will be terminated and a check for any fractional share interest will be issued to you.

How to Terminate Your Account

You may terminate your Plan account by completing and sending in the bottom portion of your account statement or by writing to the Plan Administrator. You will receive a certificate for all full shares and a check for any fractional share held in your account. No certificates will be issued for fractional shares.

You may also close your account by directing the Plan Administrator to sell all of the shares in your account. You will receive a check for the proceeds, net of applicable brokerage commissions.

Brokerage Commissions

Purchase of Shares: At present, there are no brokerage commissions or service fees charged for the purchase of shares.

Sale of Shares: Brokerage commissions charged to Plan participants will be those the Plan Administrator must pay in the ordinary course of market transactions. This expense will be deducted from the proceeds of the sale of shares. Brokerage commissions will be allocated on a pro rata basis to Plan participants who are selling shares through the Plan. Brokerage commission rates are determined by the brokerage firm and not by the Plan Administrator. The Plan Administrator will seek to ensure that competitive and normal brokerage commissions are charged, consistent with the low-cost and aggregate transaction character of the Plan.

Stock Dividends, Stock Splits and Rights Offerings

If we declare a stock dividend or split, your account will be credited with the number of shares issued based upon the number of full and fractional shares held in your Plan account as of the record date. Shares issued as a result of stock dividends or splits on shares registered in your name will be distributed in the same manner as those shares that are not participating in the Plan. Rights issued on shares held by the Plan will also be distributed to participants in the same manner as to other shareholders.

Voting of Shares Held by the Plan Administrator

You will be entitled to vote all full and fractional shares credited to your Plan account. The Plan Administrator will provide documents for your signature directing the Plan Administrator to vote those shares credited to your account in accordance with your instructions on the form. These documents may be in addition to and separate from proxies solicited from shareholders for all annual and special shareholder meetings. If no instructions are received by the Plan Administrator from you, your shares will not be voted.

Responsibility of the Plan Administrator and Union Bankshares

Neither Registrar and Transfer Company, as Plan Administrator, nor Union Bankshares will be liable to you for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability (i) arising out of failure to terminate your account or sell shares in the

Plan or purchase shares of Union Bankshares stock without receipt of proper documentation and instructions; and (ii) with respect to the prices and times at which shares are purchased or sold for your account, and the time such purchases or sales are made, including price fluctuation in market value of shares being maintained on your behalf.

Changes to the Plan

While we hope to continue a dividend reinvestment plan indefinitely, we reserve the right to suspend, modify or terminate the Plan at any time. You will be notified of any such suspension, modification, or termination. We also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility

We reserve the right to deny, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing and will continue to safekeep your shares, but will no longer make any stock purchases for your account. The Plan is not for use by institutional investors or financial intermediaries.

SUMMARY OF PLAN SERVICES AND FEES

Union Bankshares will pick up the fees and expenses to operate the Plan. However, there are some proportional brokerage commissions and other fees to be paid directly by the participant.

Initial enrollment	No charge
Dividend reinvestments	No charge
Safekeeping of stock certificates	No charge
Certificate issuance	No charge
Sale of shares	$15.00 plus actual brokerage commissions incurred
Termination of Plan participation	No charge

From time to time there may be changes in the fee structure. If there are changes to the fee structure, you will be notified in advance of implementation.

The minimum and maximum optional cash investments are as follows:

Minimum monthly investment	$25.00
Maximum monthly investment	$5,000.00

FEDERAL INCOME TAX INFORMATION

When your dividends are reinvested to acquire shares of our common stock (including any fractional share), you will be treated as having received a taxable dividend equal to the amount of reinvested dividends, plus the amount of the purchase price discount. For example, if dividends of $95 are reinvested under the Plan to acquire shares of our common stock with a fair market value of $100, the amount of the taxable dividend will be $100. In addition, when shares are acquired for you under the Plan through open market purchases, you will be treated as having received a dividend in the amount of your allocable portion of any brokerage commissions paid by Union Bankshares. You will receive an annual statement (Form 1099-DIV) from the Plan Administrator indicating the amount of dividend income reported to the Internal Revenue Service.

The initial tax basis of a share you acquire with reinvested dividends will equal the share’s purchase price, plus the purchase price discount and, if the share is acquired through an open market purchase, the amount of any brokerage commissions allocable to the share of stock.

The holding period for shares acquired through the Plan will begin on the day following the dividend payment date.

You will receive a statement detailing year-to-date account activity at the end of any month in which there was activity in your account.

You will not realize any taxable income when you receive a certificate for whole shares credited to your account, either upon your request for certain of those shares or withdrawal from or termination of the Plan.

You are urged to consult with your own tax advisor for more specific information.

ABOUT UNION BANKSHARES CORPORATION

Union Bankshares is a financial services holding company committed to serving consumers and small and mid-sized businesses through its community banks and financial services companies:

Community Banks
Union Bank & Trust Company	Bowling Green, Virginia
Northern Neck State Bank	Warsaw, Virginia
Rappahannock National Bank	Washington, Virginia
Bank of Williamsburg	Williamsburg, Virginia
Guaranty Bank	Charlottesville, Virginia

Financial Service Affiliates
Mortgage Capital Investors, Inc.	Springfield, Virginia
Union Investment Services, Inc.	Bowling Green, Virginia
Johnson Mortgage Company	Williamsburg, Virginia

Each of the Community Banks is a full service retail commercial bank offering consumers and businesses a wide range of banking and related financial services throughout portions of central and Tidewater Virginia. Each bank is independently operated by local management and boards of directors to ensure community responsiveness and maintain a customer service focus.

Mortgage Capital Investors offers an array of mortgage products to residents of the communities served by the Community Banks and to certain other markets through its origination offices. The mortgage loans originated by Mortgage Capital Investors are generally sold in the secondary market through purchase agreements with institutional investors. Union Investment Services is a full service brokerage firm providing investment choices, including stocks, bonds, annuities, mutual funds and financial planning, to residents of the Community Banks’ market areas.

Union Bankshares’ principal executive offices are located at 212 North Main Street, Bowling Green, Virginia 22427, and its telephone number is (804) 633-5031.

For additional information about Union Bankshares’ business, see “Where You Can Find More Information” on page 10.

EXPERTS

The consolidated financial statements of Union Bankshares incorporated in this prospectus by reference to Union Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance upon the report of Yount, Hyde & Barbour, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Union Bankshares. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

•	competitive pressure in the banking industry increases significantly;

•	changes in the interest rate environment reduce margins;

•	general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

•	changes occur in the regulatory environment;

•	changes occur in business conditions and inflation; and

•	changes occur in the securities markets.

WHERE YOU CAN FIND MORE INFORMATION

Union Bankshares files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from document retrieval services and at the SEC’s website at “http://www.sec.gov” or at Union’s website at www.ubsh.com.

We have previously filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus is a part of the registration statement. As permitted by the Securities Act, this prospectus does not contain all the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus. Union Bankshares incorporates by reference the documents filed by it with the SEC listed below and any future filings made by it with the SEC prior to the termination of the offering made by this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934: (i) Annual Report on Form 10-K for the year ended December 31, 2003.

You may request a copy of these filings, at no cost, by writing or by telephoning us at the following address: Union Bankshares Corporation, P. O. Box 446, 212 N. Main Street, Bowling Green, Virginia 22427, (tele: (804) 633-5031), Attention: Corporate Secretary or accessing Union’s website at www.ubsh.com .

TABLE OF CONTENTS

Prospectus

UNION BANKSHARES

CORPORATION

Common Stock

PROSPECTUS

May 1, 2004

Part II — Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

SEC registration fee	N/A
Printing and engraving expenses	$2,100
Accounting fees and expenses	250
Legal fees and expenses	750
Miscellaneous fees and expenses	100

Total (Estimated)	$3,200

Item 15.	Indemnification of Officers and Directors

The laws of the Commonwealth of Virginia pursuant to which Union Bankshares Corporation (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

The Company has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement and this list shall also constitute the Exhibit Index.

Exhibit No.	Description of Exhibit

5.0*	Opinion of counsel (including consent).*

23.1	Consent of Yount, Hyde & Barbour, P.C. (filed herewith)

*	Previously filed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Bowling Green, Commonwealth of Virginia on June 14, 2004.

UNION BANKSHARES CORPORATION

By:	/s/ G. William Beale
G. William Beale President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints G. William Beale and D. Anthony Peay, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ G. William Beale G. William Beale	President, Chief Executive Officer and Director (principal executive officer)	June 14, 2004

/s/ Douglas E. Caton Douglas E. Caton	Director	June 14, 2004

/s/ Ronald L. Hicks Ronald L. Hicks	Chairman of the Board of Directors	June 14, 2004

/s/ W. Tayloe Murphy, Jr. W. Tayloe Murphy, Jr.	Vice Chairman of the Board of Directors	June 14, 2004

/s/ Walton Mahon Walton Mahon	Director	June 14, 2004

/s/ R. Hunter Morin R. Hunter Morin	Director	June 14, 2004

Signature	Capacity	Date

/s/ D. Anthony Peay D. Anthony Peay	Executive Vice President and Chief Financial Officer (principal financial officer)	June 14, 2004

/s/ Robert C. Sledd Robert C. Sledd	Director	June 14, 2004

/s/ Ronald L. Tillett Ronald L. Tillett	Director	June 14, 2004

/s/ A.D. Whittaker A.D. Whittaker	Director	June 14, 2004

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